                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into as of ____________, 1996, by and between TRITON GROUP LTD., a Delaware corporation ("Triton"), and TRITON GROUP MANAGEMENT LLC, a ____________ limited liability company ("TGM").

                                    RECITALS

      A. Triton desires to engage TGM to assume the costs and maintain the capability of the San Diego office of Triton and to provide management and consulting services to Triton following the consummation of the merger (the "Merger") of Triton Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Triton ("Merger Sub"), with and into Security Systems Holdings, Inc., a Delaware corporation ("SSH"), pursuant to that certain Agreement and Plan of Merger dated as of December ___, 1996 by and among Triton, Merger Sub and SSH.

      B. TGM desires to accept such engagement by Triton upon the terms and subject to the conditions herein provided.

                              TERMS AND CONDITIONS

      NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Position and Duties. TGM shall provide such management and consulting services to Triton as Triton's management may reasonably request, primarily associated with the liquidation of Triton's remaining assets and liabilities and the transition of the surviving entity in the Merger into a public company. TGM shall pay in a timely manner the normal and recurring expenses and obligations of Triton's San Diego corporate office, including personnel and occupancy costs, to the extent consistent with Triton's past practice.

      2. Compensation. Triton shall pay TGM as compensation for its services hereunder cash in the aggregate amount of Five Hundred Forty Thousand Dollars ($540,000) in the following payments: (a) upon consummation of the Merger, Three Hundred Thousand Dollars ($300,000), and (b) within five business days following the end of each month of the Term (as defined below), Twenty Thousand Dollars ($20,000).

      3. Expenses. During the Term, TGM shall be entitled to receive monthly reimbursement for all reasonable business-related travel expenses incurred by TGM and its representatives in connection with this Agreement.

      4. Term. The term of TGM's engagement hereunder shall commence on the closing date of the Merger and shall continue until the first anniversary of such date (the "Term").

      5. Independent Contractor. In connection with this Agreement, each party hereto is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership, agency or employment relationship between the parties for any purpose.

      6. Entire Agreement. This Agreement contains the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby. This Agreement may not be modified or amended by oral agreement, but rather only by an agreement in writing signed by Triton and by TGM which specifically states the intent of the parties to amend this Agreement.

      7. Assignment. Neither this Agreement nor the rights or obligations hereunder shall be assignable by Triton or TGM without the prior written consent of the other party.

      8. Arbitration. The parties hereto agree that any and all disputes (contract, tort, or statutory, whether under federal, state or local law) between Triton and TGM (including their respective employees, officers, directors, stockholders and representatives) arising out of TGM's engagement hereunder, the termination of such engagement, or this Agreement, shall be submitted to final and binding arbitration, which shall take place in the County of San Diego. Unless the parties mutually agree otherwise, such arbitration shall be conducted before the American Arbitration Association, according to its Commercial Arbitration Rules. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. Arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

      9. Attorneys' Fees. In the event of any arbitration brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, as well as all other litigation costs and expenses as an element of damages.

      10. No Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

      11. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, or when deposited in the United States mail, postage pre-paid, addressed to Triton or TGM at its last known address. Each party may change its address by written notice in accordance with this Section.


            Address for Triton:

                  Triton Group Ltd.


                  Attn:

            Address for TGM:

                  Triton Group Management LLC


                  Attn:

      12. Severability. The provisions of this Agreement are severable. If any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

      13. Governing Law; Rules of Construction. This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of Delaware. Captions of the several Sections of this Agreement are for convenience of reference only, and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                          TRITON GROUP LTD.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          TRITON GROUP MANAGEMENT LLC


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________